FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Third Quarter 2026 Results

Disciplined execution drives earnings growth; Company reaffirms full year earnings guidance

ATLANTA – November 6, 2026 – Interface, Inc. (Nasdaq: TILE), the global flooring and sustainability leader, today announced results for the third quarter ended October 4, 2026.

Third quarter highlights (all comparisons are year-over-year):

•Net sales totaled $366.7 million, up 0.6% and up 0.4% currency neutral.
•GAAP earnings per diluted share of $0.67, a 14.1% decrease; Adjusted earnings per diluted share of $0.68, an 11.5% increase.
•One Interface strategy continues to drive shareholder value.

“Our third quarter results reflect the strength of our diversified portfolio and the effectiveness of our One Interface strategy. Global billings grew across all three primary market segments, led by Healthcare, which increased 5% on top of 29% growth in the prior-year quarter, while Education and Corporate Office each grew in the low single digits," commented Laurel Hurd, CEO of Interface.

"We continue to outperform the broader industry. Momentum in the Americas, disciplined execution, and continued progress on our One Interface strategy helped offset softer conditions in EMEA in the quarter. With our ongoing investments in innovation, productivity, and operational efficiency, we remain confident in our ability to drive growth, expand margins, and create value for our stakeholders,” continued Hurd.

“Our operating discipline enabled us to drive adjusted earnings growth ahead of our expectations, even with modest net sales growth in the quarter as certain Retail and nora deliveries shifted into future periods. We are reaffirming our full-year earnings outlook and remain confident in the strength of our business. Our backlog is solid, our balance sheet is healthy, and we remain focused on margin expansion and cost discipline. Together, these position us to deliver long-term, sustainable growth," added Bruce Hausmann, CFO of Interface.

Consolidated Results Summary (Unaudited)	Three Months Ended			Nine Months Ended
(in millions, except percentages and per share data)	10/4/2026	9/28/2025	Change	10/4/2026	9/28/2025	Change

GAAP
Net Sales	$366.7	$364.5	0.6%	$1,093.5	$1,037.5	5.4%
Gross Profit Margin % of Net Sales	40.6%	39.4%	116 bps	41.5%	38.8%	267 bps
SG&A Expenses	$92.4	$90.3	2.4%	$290.0	$273.9	5.9%
SG&A Expenses % of Net Sales	25.2%	24.8%	44 bps	26.5%	26.4%	12 bps
Operating Income	$56.3	$53.4	5.5%	$163.6	$128.6	27.1%
Net Income	$39.2	$46.1	(15.0)%	$114.2	$91.7	24.6%
Earnings per Diluted Share	$0.67	$0.78	(14.1)%	$1.95	$1.55	25.8%

Non-GAAP
Currency-Neutral Net Sales	$366.0	$364.5	0.4%	$1,073.6	$1,037.5	3.5%
Adjusted Gross Profit Margin % of Net Sales	40.6%	39.5%	103 bps	41.5%	39.1%	238 bps
Adjusted SG&A Expenses	$91.5	$90.0	1.7%	$288.7	$270.1	6.9%
Adjusted SG&A Expenses % of Net Sales	25.0%	24.7%	28 bps	26.4%	26.0%	36 bps
Adjusted Operating Income	$57.2	$54.1	5.7%	$164.9	$135.5	21.7%
Adjusted Net Income	$39.9	$35.9	11.1%	$115.3	$85.9	34.1%
Adjusted Earnings per Diluted Share	$0.68	$0.61	11.5%	$1.97	$1.45	35.9%
Adjusted EBITDA	$69.3	$66.2	4.7%	$203.8	$168.1	21.3%
Currency-Neutral Orders Increase Year-Over-Year	0.8%

•Third quarter 2026 adjusted gross profit margin increased 103 basis points year-over-year as favorable pricing and product mix combined with manufacturing efficiencies were partially offset by higher raw material and tariff-related costs.

•Third quarter 2026 adjusted SG&A expenses increased $1.5 million year-over-year due to higher inflation and marketing costs.

Additional Metrics	10/4/2026	12/28/2025	Change
Cash	$81.1	$71.3	13.7%
Total Debt	$130.2	$181.6	(28.3)%
Total Debt Minus Cash ("Net Debt")	$49.1	$110.3	(55.4)%
Last 12-Months Adjusted EBITDA	$253.6
Total Debt divided by Last 12-Months Net Income	0.9x
Net Debt divided by Last 12-Months Adjusted EBITDA ("Net Leverage Ratio")	0.2x

Segment Results Summary (Unaudited)	Three Months Ended			Nine Months Ended
(in millions, except percentages)	10/4/2026	9/28/2025	Change	10/4/2026	9/28/2025	Change

AMS
Net Sales	$219.4	$218.6	0.3%	$662.7	$638.0	3.9%
Currency-Neutral Net Sales	$219.6	$218.6	0.5%	$662.4	$638.0	3.8%
Operating Income	$41.2	$40.4	1.8%	$126.1	$108.4	16.3%
Adjusted Operating Income	$41.2	$40.5	1.9%	$126.1	$109.2	15.5%
Currency-Neutral Orders Increase Year-Over-Year	6.2%

EAAA
Net Sales	$147.4	$145.9	1.0%	$430.8	$399.5	7.8%
Currency-Neutral Net Sales	$146.4	$145.9	0.3%	$411.2	$399.5	2.9%
Operating Income	$15.1	$12.9	17.0%	$37.5	$20.2	85.5%
Adjusted Operating Income	$16.0	$13.7	17.0%	$38.8	$26.3	47.3%
Currency-Neutral Orders Decrease Year-Over-Year	(6.8)%

Outlook

Interface is reaffirming its full fiscal year earnings guidance on strong operational execution, while revising its full fiscal year net sales outlook to reflect softer conditions in Europe. With that backdrop in mind, Interface anticipates the following:

	Full Fiscal Year 2026 Outlook	Previous Full Fiscal Year 2026 Outlook
Net sales	$1.440 to $1.455 billion	$1.455 to $1.485 billion
Adjusted gross profit margin	40.4% of net sales	40.6% of net sales
Adjusted SG&A expenses	$387 million	$395 million
Adjusted interest & other expenses	$14 million	$15 million
Adjusted effective income tax rate	25.0%	26.0%
Capital expenditures	$60 million	$60 million
Fully diluted weighted average share count	58.5 million shares	58.6 million shares
Note: All figures are approximate and guidance includes $15.6 million of IEEPA tariff refunds received in Q2 2026

Webcast and Conference Call Information

Interface will host a conference call on November 6, 2026, at 8:00 a.m. Eastern Time, to discuss its third quarter 2026 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/214821063, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency- neutral sales and currency-neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude restructuring, asset impairment, severance, and other, net and the nora purchase accounting amortization. Adjusted EPS and adjusted net income also exclude the warehouse fire recovery and deferred taxes - rate changes and other. Adjusted gross profit and adjusted gross profit margin exclude the nora purchase accounting amortization. Adjusted SG&A expenses exclude restructuring, asset impairment, severance, and other, net. Currency-neutral sales and currency-neutral sales growth exclude the impact of foreign currency fluctuations.

Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, restructuring, asset impairment, severance, and other, net, the nora purchase accounting amortization, and a warehouse fire recovery. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface is a global flooring and sustainability leader dedicated to rethinking how spaces work for people and the planet. Our portfolio includes Interface® carpet tile and LVT, nora® rubber flooring, and FLOR® premium area rugs. Across every brand, we innovate in a way that combines design, performance, and sustainability—without compromise.

Trusted by architects, designers, and building professionals worldwide, we help bring bold visions to life with solutions that deliver real, measurable impact. Building on more than 30 years of sustainability progress and industry‑first innovation, we remain ‘all in’ on our goal of becoming carbon negative by 2040, without the use of offsets.

Learn more about Interface (NASDAQ: TILE) and our brands at interface.com and FLOR.com. Join us on Facebook, Instagram, LinkedIn, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “goal,” “aim," “objective,” “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s full year 2026 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2025: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Changes in foreign trade policies and tariffs may adversely impact our business, financial condition, and results of operations", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to offset them or pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "The market price of our common stock has been volatile and the value of your investment may decline", "Sales of our principal products have been and may continue to be affected by adverse economic conditions and cycles, and effects in the new construction market and renovation market", "Disruptions to or failures of information technology systems we use could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change and other sustainability matters could lead to unforeseen disruptions to our business operations", "Public health crisis events, such as epidemics or pandemics, have in the past adversely impacted, and may in the future impact, the economy and disrupt our operations and supply chains, which may have an adverse effect on our results of operations", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including restrictive taxation, custom duties, tariffs, border closings or other adverse government regulations", "The conflicts between Russia and Ukraine and in the Middle East could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", and "We face risks associated with litigation and claims".

You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations (Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	10/4/2026	9/28/2025	10/4/2026	9/28/2025

Net Sales	$366,736	$364,526	$1,093,471	$1,037,461
Cost of Sales	217,991	220,894	639,921	634,889
Gross Profit	148,745	143,632	453,550	402,572
Selling, General & Administrative Expenses	92,436	90,272	289,995	273,938
Operating Income	56,309	53,360	163,555	128,634
Interest Expense, net	2,246	4,211	7,285	13,069
Other Expense, net	1,131	659	3,622	5,773
Income Before Income Tax Expense	52,932	48,490	152,648	109,792
Income Tax Expense	13,712	2,344	38,410	18,083
Net Income	$39,220	$46,146	$114,238	$91,709

Earnings Per Share – Basic	$0.68	$0.79	$1.97	$1.57

Earnings Per Share – Diluted	$0.67	$0.78	$1.95	$1.55

Common Shares Outstanding – Basic	57,800	58,371	57,943	58,453
Common Shares Outstanding – Diluted	58,376	59,134	58,565	59,155

Consolidated Condensed Balance Sheets (Unaudited)
(In thousands)	10/4/2026	12/28/2025
Assets
Cash and Cash Equivalents	$81,077	$71,323
Accounts Receivable, net	176,715	174,457
Inventories, net	305,382	275,014
Other Current Assets	43,296	34,048
Total Current Assets	606,470	554,842
Property, Plant and Equipment, net	311,902	309,449
Operating Lease Right-of-Use Assets	90,513	78,191
Goodwill and Intangibles Assets, net	156,065	163,012
Other Assets	102,593	101,028
Total Assets	$1,267,543	$1,206,522

Liabilities
Accounts Payable	$88,812	$64,768
Accrued Expenses	152,904	147,770
Current Portion of Operating Lease Liabilities	13,096	15,748
Current Portion of Long-Term Debt	8,791	8,778
Total Current Liabilities	263,603	237,064
Long-Term Debt	121,422	172,801
Operating Lease Liabilities	81,744	67,205
Other Long-Term Liabilities	87,228	88,778
Total Liabilities	553,997	565,848
Shareholders’ Equity	713,546	640,674
Total Liabilities and Shareholders’ Equity	$1,267,543	$1,206,522

Consolidated Condensed Statements of Cash Flows (Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	10/4/2026	9/28/2025	10/4/2026	9/28/2025
OPERATING ACTIVITIES
Net Income	$39,220	$46,146	$114,238	$91,709
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	10,005	9,936	29,801	29,166
Share-Based Compensation Expense	3,368	3,624	13,007	10,541
Amortization of Acquired Intangible Assets	—	467	—	3,073
Deferred Taxes	139	(10,575)	1,029	(10,321)
Other	(1,235)	(2,620)	(5,358)	(1,509)
Change in Working Capital
Accounts Receivable	32,061	6,129	(4,469)	(8,610)
Inventories	(15,570)	1,189	(34,897)	(10,912)
Prepaid Expenses and Other Current Assets	(1,068)	5,151	(9,840)	743
Accounts Payable and Accrued Expenses	19,379	17,282	34,676	14,716
Cash Provided by Operating Activities	86,299	76,729	138,187	118,596
INVESTING ACTIVITIES
Capital Expenditures	(9,080)	(10,656)	(31,607)	(25,477)
Cash Used in Investing Activities	(9,080)	(10,656)	(31,607)	(25,477)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(83,219)	(127)	(153,502)	(380)
Borrowings of Long-term Debt	9,005	3,273	101,768	4,579
Repurchases of Common Stock	—	(857)	(20,795)	(5,143)
Tax Withholding Payments for Share-Based Compensation	—	(636)	(13,990)	(8,372)
Dividends Paid	(1,734)	(1,170)	(5,355)	(2,397)
Finance Lease Payments	(933)	(738)	(2,855)	(2,282)
Cash Used in Financing Activities	(76,881)	(255)	(94,729)	(13,995)
Net Cash Provided by Operating, Investing and Financing Activities	338	65,818	11,851	79,124
Effect of Exchange Rate Changes on Cash	(789)	(164)	(2,097)	9,005
CASH AND CASH EQUIVALENTS
Net Change During the Period	(451)	65,654	9,754	88,129
Balance at Beginning of Period	81,528	121,701	71,323	99,226
Balance at End of Period	$81,077	$187,355	$81,077	$187,355

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In millions, except per share amounts)

	Third Quarter 2026							Third Quarter 2025
				Adjustments							Adjustments
	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS
GAAP As Reported	$148.7	$92.4	$56.3			$39.2	$0.67	$143.6	$90.3	$53.4			$46.1	$0.78
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	—	—	—	—	—	—	0.5	—	0.5	0.5	(0.1)	0.3	0.01
Restructuring, Asset Impairment, Severance, and Other, net	—	(0.9)	0.9	0.9	(0.2)	0.7	0.01	—	(0.3)	0.3	0.3	(0.1)	0.2	—
Warehouse Fire Recovery (1)	—	—	—	—	—	—	—	—	—	—	(0.6)	0.1	(0.4)	(0.01)
Deferred Taxes - Rate Changes and Other (2)	—	—	—	—	—	—	—	—	—	—	—	(10.4)	(10.4)	(0.18)
Adjustments Subtotal *	—	(0.9)	0.9	0.9	(0.2)	0.7	0.01	0.5	(0.3)	0.8	0.2	(10.5)	(10.2)	(0.17)
Adjusted (non-GAAP) *	$148.7	$91.5	$57.2			$39.9	$0.68	$144.1	$90.0	$54.1			$35.9	$0.61

(1) Represents insurance recovery of loss recognized in the second quarter of 2020.
(2) In July 2025, Germany enacted tax legislation to reduce the German corporate income tax rate by 1% annually from 2028 to 2032. This resulted in a review and remeasurement of the Company's German deferred tax assets and liabilities and a non-cash credit to income tax expense in the third quarter of 2025.

* Note: Sum of reconciling items may differ from total due to rounding of individual components.

	First Nine Months 2026							First Nine Months 2025
				Adjustments							Adjustments
	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS	Gross Profit	SG&A Expenses	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS
GAAP As Reported	$453.6	$290.0	$163.6			$114.2	$1.95	$402.6	$273.9	$128.6			$91.7	$1.55
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	—	—	—	—	—	—	3.1	—	3.1	3.1	(0.9)	2.2	0.04
Restructuring, Asset Impairment, Severance, and Other, net	—	(1.3)	1.3	1.3	(0.3)	1.0	0.02	—	(3.8)	3.8	3.8	(1.0)	2.8	0.05
Warehouse Fire Recovery (1)	—	—	—	—	—	—	—	—	—	—	(0.6)	0.1	(0.4)	(0.01)
Deferred Taxes - Rate Changes and Other (2)	—	—	—	—	—	—	—	—	—	—	—	(10.4)	(10.4)	(0.18)
Adjustments Subtotal *	—	(1.3)	1.3	1.3	(0.3)	1.0	0.02	3.1	(3.8)	6.9	6.3	(12.1)	(5.8)	(0.10)
Adjusted (non-GAAP) *	$453.6	$288.7	$164.9			$115.3	$1.97	$405.6	$270.1	$135.5			$85.9	$1.45

(1) Represents insurance recovery of loss recognized in the second quarter of 2020.
(2) In July 2025, Germany enacted tax legislation to reduce the German corporate income tax rate by 1% annually from 2028 to 2032. This resulted in a review and remeasurement of the Company's German deferred tax assets and liabilities and a non-cash credit to income tax expense in the third quarter of 2025.

* Note: Sum of reconciling items may differ from total due to rounding of individual components.

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency-Neutral Net Sales", and "AOI")
(In millions)

	Third Quarter 2026			Third Quarter 2025
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$219.4	$147.4	$366.7	$218.6	$145.9	$364.5
Impact of Changes in Currency	0.3	(1.0)	(0.7)	—	—	—
Currency-Neutral Net Sales *	$219.6	$146.4	$366.0	$218.6	$145.9	$364.5

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2026			First Nine Months 2025
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$662.7	$430.8	$1,093.5	$638.0	$399.5	$1,037.5
Impact of Changes in Currency	(0.3)	(19.6)	(19.9)	—	—	—
Currency-Neutral Net Sales *	$662.4	$411.2	$1,073.6	$638.0	$399.5	$1,037.5

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Third Quarter 2026			Third Quarter 2025
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$41.2	$15.1	$56.3	$40.4	$12.9	$53.4
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	—	—	—	0.5	0.5
Restructuring, Asset Impairment, Severance, and Other, net	0.1	0.9	0.9	—	0.3	0.3
Adjustments Subtotal *	0.1	0.9	0.9	—	0.7	0.8
AOI *	$41.2	$16.0	$57.2	$40.5	$13.7	$54.1

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2026			First Nine Months 2025
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$126.1	$37.5	$163.6	$108.4	$20.2	$128.6
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	—	—	—	3.1	3.1
Restructuring, Asset Impairment, Severance, and Other, net	0.1	1.3	1.3	0.8	3.0	3.8
Adjustments Subtotal *	0.1	1.3	1.3	0.8	6.1	6.9
AOI *	$126.1	$38.8	$164.9	$109.2	$26.3	$135.5

* Note: Sum of reconciling items may differ from total due to rounding of individual components

(in millions)	Third Quarter 2026	Third Quarter 2025	First Nine Months 2026	First Nine Months 2025	Last Twelve Months (LTM) Ended 10/4/2026	Fiscal Year 2025
Net Income as Reported (GAAP)	$39.2	$46.1	$114.2	$91.7	$138.6	$116.1
Income Tax Expense	13.7	2.3	38.4	18.1	41.1	20.8
Interest Expense (including debt issuance cost amortization)	2.2	4.2	7.3	13.1	13.8	19.5
Depreciation and Amortization (excluding debt issuance cost amortization)	9.9	9.7	29.5	28.3	39.0	37.9
Share-based Compensation Expense	3.4	3.6	13.0	10.5	16.9	14.4
Purchase Accounting Amortization	—	0.5	—	3.1	—	3.1
Restructuring, Asset Impairment, Severance, and Other, net	0.9	0.3	1.3	3.8	4.2	6.7
Warehouse Fire Recovery(1)	—	(0.6)	—	(0.6)	—	(0.6)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$69.3	$66.2	$203.8	$168.1	$253.6	$217.9

(1) Represents insurance recovery of loss recognized in the second quarter of 2020.

* Note: Sum of reconciling items may differ from total due to rounding of individual components

As of 10/4/26
Total Debt, net	$130.2
Total Cash on Hand	(81.1)
Total Debt, Net of Cash on Hand (Net Debt)	$49.1

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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